LIVE NATION ENTERTAINMENT REPORTS SECOND QUARTER 2020 RESULTS

Highlights
•	86% of Fans Opting to Keep Tickets for Rescheduled Shows
•	19 Million Tickets Sold to More Than 4,000 Concerts and Festivals Scheduled for 2021
•	$800 Million Cost Reduction Program Target in 2020
•	$1.4 Billion Cash Management Program Target in 2020

LOS ANGELES – August 5, 2020 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended June 30, 2020.

Over the past three months, our top priority has been strengthening our financial position to ensure that we have the liquidity and flexibility to get through an extended period with no live events. Our expectation is that live events will return at scale in the summer of 2021, with ticket sales ramping up in the quarters leading up to these shows.

Confidence in the Future of Live
Importantly, we remain confident that fans will return to live events when it is safe to do so. Our strongest indicator of demand is that fans are holding on to their tickets, even when given the option of a refund. Through the end of the second quarter, 86% of concert fans are keeping their tickets for rescheduled shows, demonstrating their continued desire to attend concerts in the future despite the current uncertainty.

Our expectations for a robust outdoor summer season in 2021 are also reinforced by the two-thirds of fans keeping their tickets for canceled festivals so they can go to next year’s show, along with strong early ticket sales for festivals in the UK next summer – for example, Download and Isle of Wight are pacing well ahead of last year.

Between the tickets held by fans for rescheduled shows and these festival onsales, we have already sold 19 million tickets to more than four thousand concerts and festivals scheduled for 2021, creating a strong baseload of demand that is pacing well ahead of this point last year. At the same time, surveys continue to show that concerts remain fans’ highest priority social event when it is safe to gather, with almost 90% of fans globally planning on attending concerts again.

Keeping Artists and Fans Connected
Understanding that it will be some time before we put on concerts at scale, we are innovating to find new and creative ways to help keep artists and fans connected in the meantime. Virtual concerts have proven to be in huge demand with fans, so we established the “Live From Home” platform to provide a convenient place for fans of all types to find performances from their favorite artists.

In the second quarter, we had 67 million fans view over 18 thousand concerts and festivals globally. Among our highlights, this past weekend we streamed 150 performances for our Virtual Lollapalooza Festival. Given the tremendous popularity of these shows, we are seeing the potential for live streaming to become an additional long-term component of our concert business, allowing fans in other cities, or those who can’t attend, to enjoy the concert as well.

At the same time, recognizing fans want to get back to attending concerts in person as soon as possible, we’ve launched socially distanced shows when and where permitted, including New Zealand, France, Denmark, Spain, Germany and Finland, as well as several cities across the United States.

Return to Live
While this is a challenging time for everyone – the live events business in particular – there are a few things that I am confident about: we are well positioned to weather this crisis, and we will get through this; when it is safe to return, we will have an abundance of fans and artists ready to enjoy live music again; and Live Nation will do everything in its power to meet our responsibilities to artists, fans, our employees and everyone else affected by this shutdown by bringing back as much live music as fast as possible when it is responsible to do so.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

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Additional Information on Liquidity
At the end of the second quarter, the company had total cash and cash equivalents of $3.3 billion, which includes $1.8 billion of free cash. This free cash along with $966 million of available debt capacity provide the company with over $2.7 billion in available liquidity. The company’s operational cash burn rate estimate is $125 million per month and estimated gross burn rate is $185 million per month, both on average for the second quarter through the end of the year. In addition, subsequent to quarter-end, the company’s credit agreement was amended to further suspend its maintenance covenant until December 31, 2021 if it chooses, replacing it with a minimum liquidity test of $500 million, which is measured against the company’s free cash, available debt capacity, and up to $250 million of event-related deferred revenue. The company believes this level of liquidity and our associated burn rates, along with our credit actions, provide it with the ability to fund operations until the expected return of concerts at scale in the summer of 2021, preceded by ticket sales earlier in the year.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Contact:
Jackie Beato
(310) 975-6858
Investors: IR@livenation.com
Media: Media@livenation.com

FINANCIAL HIGHLIGHTS – 2nd QUARTER
(unaudited; $ in millions)

	Q2 2020 Reported	Q2 2019 Reported	Growth	Q2 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$141.8	$2,639.5	(95%)	$147.0	(94%)
Ticketing	(87.0)	370.8	*	(87.4)	*
Sponsorship & Advertising	18.4	151.5	(88%)	19.0	(87%)
Other and Eliminations	0.9	(4.8)	*	0.9	*
	$74.1	$3,157.0	(98%)	$79.5	(97%)

Operating Income (Loss)
Concerts	$(279.9)	$60.7	*	$(283.0)	*
Ticketing	(267.2)	64.1	*	(269.5)	*
Sponsorship & Advertising	(11.2)	91.4	*	(10.9)	*
Other and Eliminations	(6.8)	(0.2)	*	(6.8)	*
Corporate	(23.0)	(44.4)	48%	(23.0)	48%
	$(588.1)	$171.6	*	$(593.2)	*

Adjusted Operating Income (Loss)
Concerts	$(210.7)	$132.8	*	$(213.2)	*
Ticketing	(203.9)	123.8	*	(205.6)	*
Sponsorship & Advertising	(1.8)	98.5	*	(1.4)	*
Other and Eliminations	(3.8)	(1.3)	*	(3.8)	*
Corporate	(11.7)	(34.5)	66%	(11.7)	66%
	$(431.9)	$319.3	*	$(435.7)	*

* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 6 MONTHS
(unaudited; $ in millions)

	6 Months 2020 Reported	6 Months 2019 Reported	Growth	6 Months 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,135.2	$3,957.6	(71%)	$1,153.0	(71%)
Ticketing	197.3	708.4	(72%)	198.2	(72%)
Sponsorship & Advertising	108.6	226.6	(52%)	110.4	(51%)
Other and Eliminations	(1.3)	(7.8)	83%	(1.3)	83%
	$1,439.8	$4,884.8	(71%)	$1,460.3	(70%)

Operating Income (Loss)
Concerts	$(441.0)	$1.6	*	$(445.7)	*
Ticketing	(283.1)	106.7	*	(286.1)	*
Sponsorship & Advertising	27.0	123.5	(78%)	28.2	(77%)
Other and Eliminations	(8.2)	(0.3)	*	(8.2)	*
Corporate	(55.4)	(83.8)	34%	(55.4)	34%
	$(760.7)	$147.7	*	$(767.2)	*

Adjusted Operating Income (Loss)
Concerts	$(298.9)	$138.2	*	$(302.4)	*
Ticketing	(158.9)	224.2	*	(161.0)	*
Sponsorship & Advertising	44.8	138.3	(68%)	46.0	(67%)
Other and Eliminations	(6.6)	(2.7)	*	(6.6)	*
Corporate	(32.8)	(63.4)	48%	(32.8)	48%
	$(452.4)	$434.6	*	$(456.8)	*

* percentages are not meaningful

•As of June 30, 2020, total cash and cash equivalents were $3.3 billion, which includes $745 million in ticketing client cash and $1.8 billion in free cash.
•Event-related deferred revenue was $0.9 billion as of June 30, 2020, compared to $1.6 billion as of June 30, 2019. In addition, we had long-term deferred revenue of $486 million for events that have been rescheduled more than one year out as of June 30, 2020.
•For the six months ended June 30, 2020, net cash used in operating activities was $(390) million and free cash flow — adjusted was $(565) million.
•We currently expect capital expenditures for the full year to be approximately $215 million.

KEY OPERATING METRICS

	Q2 2020	Q2 2019	6 Months 2020	6 Months 2019
	(in thousands except estimated events)
Concerts (1)
Events:
North America	24	7,213	4,787	12,888
International	107	3,039	2,419	5,571
Total estimated events	131	10,252	7,206	18,459
Fans:
North America	8	15,844	5,727	24,810
International	41	11,178	4,714	17,136
Total estimated fans	49	27,022	10,441	41,946
Ticketing (2)
Fee-bearing tickets	(8,765)	53,185	27,444	103,211
Non-fee-bearing tickets	6,386	53,749	61,645	120,864
Total estimated tickets	(2,379)	106,934	89,089	224,075

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.
(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of our financial statements. Fee-bearing tickets include refunds of 10.7 million and 17.2 million for the three and six months ended June 30, 2020, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q2 2020	Q2 2019
Net cash used in operating activities	$(1,022.1)	$(175.8)
Less: Changes in operating assets and liabilities (working capital)	598.4	444.0
Free cash flow from earnings	$(423.7)	$268.2
Less: Maintenance capital expenditures	(15.3)	(34.9)
Distributions to noncontrolling interests	(11.2)	(13.5)
Free cash flow — adjusted	$(450.2)	$219.8

Net cash used in investing activities	$(68.2)	$(196.8)

Net cash provided by (used in) financing activities	$1,079.7	$(26.4)

($ in millions)	6 Months 2020	6 Months 2019
Net cash provided by (used in) operating activities	$(390.4)	$293.3
Less: Changes in operating assets and liabilities (working capital)	(103.0)	52.2
Free cash flow from earnings	$(493.4)	$345.5
Less: Maintenance capital expenditures	(45.7)	(59.4)
Distributions to noncontrolling interests	(26.3)	(63.4)
Free cash flow — adjusted	$(565.4)	$222.7

Net cash used in investing activities	$(190.6)	$(281.7)

Net cash provided by (used in) financing activities	$1,462.1	$(97.9)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2020
Cash and cash equivalents	$3,290.1
Client cash	(744.7)
Deferred revenue — event-related	(941.3)
Accrued artist fees	(21.6)
Collections on behalf of others	(35.2)
Prepaid expenses — event-related	224.4
Free cash	$1,771.7

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s expectation that live events will return at scale in the summer of 2021, with ticket sales ramping up in the quarters leading up to these shows; fan and artist willingness to return to live events when it is safe to do so; the potential for live streaming to become an additional long-term component of the company’s concert business; the company’s positioning to weather the current crisis; the company’s ability to bring back as much live music as fast as possible when it is responsible to do so; the company’s estimated average operational cash burn rate and gross burn rate for the second quarter through the end of 2020; the impact of the company’s liquidity and associated burn rate estimates and recent credit actions on the company’s ability to fund basic operations until the anticipated return of concerts at scale in the summer of 2021, preceded by ticket sales earlier in the year; and the company’s anticipated capital expenditures for the year. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended June 30, 2020

Concerts	$(279.9)	$24.4	$0.6	$64.3	$—	$(20.1)	$(210.7)	$(2.5)	$(213.2)
Ticketing	(267.2)	4.1	—	44.3	14.7	0.2	(203.9)	(1.7)	(205.6)
Sponsorship & Advertising	(11.2)	1.7	—	7.7	—	—	(1.8)	0.4	(1.4)
Other & Eliminations	(6.8)	—	—	4.4	(1.4)	—	(3.8)	—	(3.8)
Corporate	(23.0)	8.3	—	2.1	—	0.9	(11.7)	—	(11.7)
Total Live Nation	$(588.1)	$38.5	$0.6	$122.8	$13.3	$(19.0)	$(431.9)	$(3.8)	$(435.7)

	Three Months Ended June 30, 2019

Concerts	$60.7	$3.1	$(0.2)	$54.2	$—	$15.0	$132.8	$—	$132.8
Ticketing	64.1	1.6	0.1	39.5	18.2	0.3	123.8	—	123.8
Sponsorship & Advertising	91.4	0.7	—	6.4	—	—	98.5	—	98.5
Other & Eliminations	(0.2)	—	—	0.1	(1.2)	—	(1.3)	—	(1.3)
Corporate	(44.4)	6.3	—	3.6	—	—	(34.5)	—	(34.5)
Total Live Nation	$171.6	$11.7	$(0.1)	$103.8	$17.0	$15.3	$319.3	$—	$319.3

	Six Months Ended June 30, 2020

Concerts	$(441.0)	$26.7	$0.7	$136.6	$—	$(21.9)	$(298.9)	$(3.5)	$(302.4)
Ticketing	(283.1)	5.8	—	82.5	34.9	1.0	(158.9)	(2.1)	(161.0)
Sponsorship & Advertising	27.0	2.7	—	15.1	—	—	44.8	1.2	46.0
Other & Eliminations	(8.2)	—	—	4.4	(2.8)	—	(6.6)	—	(6.6)
Corporate	(55.4)	15.1	—	6.2	—	1.3	(32.8)	—	(32.8)
Total Live Nation	$(760.7)	$50.3	$0.7	$244.8	$32.1	$(19.6)	$(452.4)	$(4.4)	$(456.8)

	Six Months Ended June 30, 2019

Concerts	$1.6	$6.6	$(0.3)	$105.6	$—	$24.7	$138.2	$—	$138.2
Ticketing	106.7	3.1	0.1	76.9	36.9	0.5	224.2	—	224.2
Sponsorship & Advertising	123.5	1.4	—	13.4	—	—	138.3	—	138.3
Other & Eliminations	(0.3)	—	—	0.3	(2.7)	—	(2.7)	—	(2.7)
Corporate	(83.8)	13.9	—	6.5	—	—	(63.4)	—	(63.4)
Total Live Nation	$147.7	$25.0	$(0.2)	$202.7	$34.2	$25.2	$434.6	$—	$434.6

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$3,290,052	$2,470,362
Accounts receivable, less allowance of $69,778 and $50,516, respectively	618,580	994,606
Prepaid expenses	446,062	667,044
Restricted cash	10,313	3,880
Other current assets	68,187	57,007
Total current assets	4,433,194	4,192,899
Property, plant and equipment, net	1,121,665	1,117,932
Operating lease assets	1,420,649	1,402,019
Intangible assets
Definite-lived intangible assets, net	936,837	870,141
Indefinite-lived intangible assets	368,762	368,954
Goodwill	2,012,641	1,998,498
Long-term advances	877,580	593,699
Other long-term assets	450,972	431,473
Total assets	$11,622,300	$10,975,615
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$835,981	$1,005,888
Accounts payable	124,806	100,237
Accrued expenses	1,088,153	1,391,486
Deferred revenue	1,157,311	1,391,032
Current portion of long-term debt, net	63,885	37,795
Current portion of operating lease liabilities	119,473	121,950
Other current liabilities	102,687	59,211
Total current liabilities	3,492,296	4,107,599
Long-term debt, net	4,831,088	3,271,262
Long-term operating lease liabilities	1,412,190	1,374,481
Long-term deferred income taxes	177,749	178,173
Other long-term liabilities	691,219	130,648
Commitments and contingent liabilities
Redeemable noncontrolling interests	334,228	449,498
Stockholders' equity
Common stock	2,125	2,113
Additional paid-in capital	2,295,069	2,245,619
Accumulated deficit	(1,704,599)	(949,334)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(243,805)	(145,713)
Total Live Nation stockholders' equity	341,925	1,145,820
Noncontrolling interests	341,605	318,134
Total equity	683,530	1,463,954
Total liabilities and equity	$11,622,300	$10,975,615

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Revenue	$74,084	$3,157,009	$1,439,777	$4,884,837
Operating expenses:
Direct operating expenses	194,557	2,327,414	1,068,377	3,479,018
Selling, general and administrative expenses	323,352	513,497	837,373	978,363
Depreciation and amortization	122,767	103,826	244,847	202,738
Loss (gain) on disposal of operating assets	559	(101)	689	(248)
Corporate expenses	20,916	40,787	49,228	77,243
Operating income (loss)	(588,067)	171,586	(760,737)	147,723
Interest expense	52,689	36,792	96,688	73,307
Interest income	(2,429)	(3,818)	(6,902)	(6,366)
Equity in losses (earnings) of nonconsolidated affiliates	6,613	(5,828)	4,041	(8,972)
Other income, net	(5,173)	(430)	(545)	(3,833)
Income (loss) before income taxes	(639,767)	144,870	(854,019)	93,587
Income tax expense (benefit)	(29,183)	28,750	(32,513)	32,708
Net income (loss)	(610,584)	116,120	(821,506)	60,879
Net income (loss) attributable to noncontrolling interests	(43,067)	12,765	(69,205)	9,968
Net income (loss) attributable to common stockholders of Live Nation	$(567,517)	$103,355	$(752,301)	$50,911

Basic net income (loss) per common share available to common stockholders of Live Nation	$(2.67)	$0.43	$(3.62)	$0.12
Diluted net income (loss) per common share available to common stockholders of Live Nation	$(2.67)	$0.41	$(3.62)	$0.11

Weighted average common shares outstanding:
Basic	211,693,923	209,998,048	211,371,109	209,456,196
Diluted	211,693,923	219,977,612	211,371,109	219,107,351

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(567,517)	$103,355	$(752,301)	$50,911
Accretion of redeemable noncontrolling interests	1,595	(13,515)	(12,945)	(25,827)
Net income (loss) available to common stockholders of Live Nation—basic	(565,922)	89,840	(765,246)	25,084
Convertible debt interest, net of tax	—	86	—	—
Net income (loss) available to common stockholders of Live Nation—diluted	$(565,922)	$89,926	$(765,246)	$25,084

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2020	2019
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(821,506)	$60,879
Reconciling items:
Depreciation	122,825	106,015
Amortization	122,022	96,723
Amortization of non-recoupable ticketing contract advances	32,126	34,267
Deferred income tax benefit	(12,316)	(456)
Amortization of debt issuance costs and discounts	14,856	10,828
Non-cash compensation expense	50,270	24,926
Unrealized changes in fair value of contingent consideration	(24,789)	5,821
Provision for uncollectible accounts receivable	25,764	5,615
Other, net	(2,609)	922
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	363,079	(256,575)
Increase in prepaid expenses and other assets	(50,493)	(380,285)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(807,552)	5,880
Increase in deferred revenue	597,963	578,763
Net cash provided by (used in) operating activities	(390,360)	293,323
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(11,457)	(13,931)
Collections of notes receivable	12,782	5,337
Investments made in nonconsolidated affiliates	(8,150)	(28,931)
Purchases of property, plant and equipment	(142,509)	(135,940)
Cash paid for acquisitions, net of cash acquired	(37,471)	(87,595)
Purchases of intangible assets	(5,594)	(20,614)
Other, net	1,758	20
Net cash used in investing activities	(190,641)	(281,654)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	1,602,097	558
Payments on long-term debt	(11,087)	(21,933)
Distributions to noncontrolling interests	(26,315)	(63,373)
Purchases and sales of noncontrolling interests, net	(88,191)	(1,463)
Proceeds from exercise of stock options	11,406	10,199
Taxes paid for net share settlement of equity awards	(17,339)	(10,259)
Payments for deferred and contingent consideration	(9,940)	(19,962)
Other, net	1,467	8,323
Net cash provided by (used in) financing activities	1,462,098	(97,910)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54,974)	(6,983)
Net increase (decrease) in cash, cash equivalents, and restricted cash	826,123	(93,224)
Cash, cash equivalents and restricted cash at beginning of period	2,474,242	2,378,203
Cash, cash equivalents and restricted cash at end of period	$3,300,365	$2,284,979